Exhibit 99.1

DOLLAR TREE ANNOUNCES PARTICIPATION IN THE
GOLDMAN SACHS 28TH ANNUAL GLOBAL RETAILING CONFERENCE

CHESAPEAKE, Va.--September 7, 2021--Dollar Tree, Inc. (NASDAQ: DLTR) today announced that the Company will be participating virtually in the Goldman Sachs 28th Annual Global Retailing Conference.

Michael Witynski, President and Chief Executive Officer, and Kevin Wampler, Chief Financial Officer, are scheduled to participate in a fireside chat on Friday, September 10, at 9:10 a.m. Eastern Time.

A live webcast of the presentation will be available at www.dollartreeinfo.com/events-webcasts, the Investor Relations Events & Webcasts section on the Company website. A replay of the fireside chat will be accessible within 24 hours of the event and will be available for 30 days at www.dollartreeinfo.com/events-webcasts.

About Dollar Tree, Inc.
Dollar Tree, a Fortune 200 Company, operated 15,865 stores across 48 states and five Canadian provinces as of July 31, 2021. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com and www.FamilyDollar.com.

CONTACT:	Dollar Tree, Inc.
Kayleigh Painter, kmpainter@dollartree.com
Manager, Investor and Media Relations
www.DollarTree.com
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